Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2023 Fourth Quarter and Year-End Results

PHOENIX, ARIZ. - November 15, 2023 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2023 full year and fourth quarter ended September 30, 2023(2). Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Surpassed fiscal year 2023 guidance ranges for all key financial metrics.
•Full year revenue of $607.4 million in 2023 with UTI contributing $429.3 million and Concorde contributing $178.1 million.
•Full year net income was $12.3 million while full year adjusted net income(1) was $22.3 million.
•Full year adjusted EBITDA(1) was $64.2 million.
•Full year total new student starts of 22,613, with UTI contributing 14,181 representing 6.0% year-over-year growth, and Concorde contributing 8,432.
•Established fiscal 2024 full year guidance ranges including revenue of $705 to $715 million, and adjusted EBITDA of $98 to $102 million.

“Our fiscal 2023 results are a testament to our continued execution on our growth and diversification strategy,” said Jerome Grant, CEO of Universal Technical Institute. “We met or exceeded our full year guidance across all key metrics, which includes the benefit of three full quarters of contribution from Concorde. During the year, we completed key public company requirements within Concorde’s integration process, launched 13 new programs across eight UTI division campuses and two new programs at Concorde campuses. Demand for our programs has remained strong across both divisions, and we are carrying this momentum into the first quarter of fiscal year 2024.

“The foundation we laid in 2023 forms much of the groundwork needed to achieve our growth expectations in the year ahead. Our revenue guidance for fiscal 2024, which exceeds $700 million, is consistent with the expectations we set last year, while our adjusted EBITDA guidance of approximately $100 million reflects the improvements we carry forward from 2023. As we move further into 2024, we expect to see the ramp from our new and forthcoming programs across both divisions, continue scaling the two newest UTI division campuses, and drive additional operating efficiencies across our business model. We are entering fiscal 2024 in a position of strength, and we expect to continue deepening and expanding our diversified platform.”

Financial Results for the Three-Month Period Ended September 30, 2023 Compared to 2022
•Revenues increased 53.9% to $170.3 million, compared to $110.6 million primarily due to the acquired Concorde segment contributing $55.0 million.
•Operating expenses increased 49.3% to $160.0 million, compared to $107.2 million primarily due to the acquired Concorde segment contributing $51.8 million.
•Operating income was $10.3 million compared to $3.5 million.
•Net income was $6.7 million compared to $2.8 million. Adjusted net income(1) was $8.4 million compared to $8.0 million.
•Basic and diluted earnings per share (EPS) were $0.10 compared to $0.03.
•Adjusted EBITDA(1) was $19.2 million compared to $15.1 million.
•New student starts of 10,392.

UTI
•UTI had revenues of $115.3 million, a 4.2% increase from the prior year quarter revenues of $110.6 million.
•Operating expenses for UTI were $97.4 million, compared to $96.4 million. Expenses remained nearly flat despite expenses incurred during the current year for the new program launches.
•Adjusted EBITDA(1) was $24.9 million compared to $24.2 million, reflecting a year-over-year increase of 3.2%.
•New student starts of 6,500 increased from prior year by 9.0%, while average undergraduate full-time active students increased 1.4%.

Concorde
•Revenues of $55.0 million.
•Operating expenses were $51.8 million.
•Adjusted EBITDA(1) was $4.0 million.
•New student starts of 3,892 and 8,008 average undergraduate full-time active students.

Balance Sheet and Liquidity

At September 30, 2023, our total available liquidity was $159.7 million, which includes $8.2 million available from the revolving credit facility. Total debt at September 30, 2023 was $162.1 million, while net debt was $10.6 million. For fiscal 2023, the Company incurred $56.7 million of cash capital expenditures (capex) including the $26.2 million paid for the purchase of the three primary buildings and associated land at the Orlando, FL campus in March 2023. The primary drivers of the remaining capex for the year were the completion of the UTI Austin and Miramar campus buildouts and the UTI and Concorde program expansions, along with maintenance capex associated with equipment, facilities, curriculum and other items.

Financial Results for the Year Ended September 30, 2023 Compared to 2022
•Revenues increased 45.0% to $607.4 million, which exceeded the full year guidance range of $602-605 million, compared to $418.8 million primarily due to $178.1 million from the acquired Concorde segment.
•Operating expenses increased 47.8% to $586.0 million, compared to $396.4 million. The acquired Concorde segment contributed $167.6 million. The remainder of the increase was primarily driven by the incremental cost of delivery associated with UTI new campus and program rollouts in the prior year, and both one-time and ongoing investments in support of our growth and diversification strategy.
•Operating income was $21.4 million compared to $22.4 million.
•Net income was $12.3 million compared to $25.8 million. Adjusted net income(1) was $22.3 million, exceeding the high-end of the full year guidance range of $17 - 20 million, compared to $35.5 million.
•Basic and diluted EPS were $0.13 compared to $0.39 and $0.38, respectively.
•Adjusted EBITDA(1) was $64.2 million, exceeding the high-end of the full year guidance range of $62 - 64 million, compared to $60.2 million.
•Cash flow provided by operating activities was $49.1 million compared to $46.0 million.
•Adjusted free cash flow(1) was $49.1 million, exceeding the full year guidance range of $44 - 46 million.
•New student starts of 22,613, which was within the full year guidance range of 22,000 - 23,500.

UTI
•UTI had revenues of $429.3 million, a 2.5% increase from the prior year revenues of $418.8 million driven primarily by the new campuses opened in the prior year, new programs launched in both the current and prior year, and overall higher revenue per student, partially offset by lower average undergraduate full-time active students.
•Operating expenses for UTI were $373.6 million, compared to $354.4 million. The increase was primarily due to higher compensation related and other expenses incurred during the current year for the new program launches during the current and prior year and the new campuses launched in the prior year.

•Adjusted EBITDA(1) was $84.5 million compared to $95.0 million, reflecting a year-over-year decrease of 11.0%.
•New student starts of 14,181 increased 6.0% compared to the prior year, while average undergraduate full-time active students decreased 1.7%.

Concorde (for the ten-month period beginning December 2022 and ended September 2023)
•Revenues of $178.1 million.
•Operating expenses were $167.6 million.
•Adjusted EBITDA(1) was $16.3 million.
•New student starts of 8,432 and 7,654 average undergraduate full-time active students.

Fiscal 2024 Financial Outlook

“Our revenue and profitability performance, which exceeded expectations for the fourth quarter and fiscal year, was underpinned by continued strong performance from Concorde and the momentum that has been building within the UTI division throughout the year, and overall reflects the strength of our diversified business model,” said Troy Anderson, CFO of Universal Technical Institute. “The fourth quarter seasonal strength across the business, new program launches in both divisions, and continued benefits from our enhanced efforts to support incoming students that we implemented throughout the year all contributed to our success in the quarter.

“Based on our current visibility and the strategic progress we have made over the past year we are confidently announcing our formal guidance ranges for fiscal 2024 which are consistent overall with our prior projections and demonstrate strong growth in revenue, profitability, and cash flow. For fiscal 2024 we have replaced adjusted net income with net income and fully diluted earnings per share, as we believe these metrics are a better reflection of our expanding profitability. Our confidence stems from the foundation we have built with our growth and diversification strategy over the past several years and reflects the yield from our new program launches and investments in marketing and admissions, along with continued efficiencies in our operational infrastructure. We have established an ongoing cycle of driving growth and optimization across our business, which we believe will further solidify our position as a leading workforce solutions provider.”

	FY 2023	FY 2024	Year-Over-Year
($ in millions excluding new student starts and EPS)	Actuals(2)	Guidance(3)	Growth(4)
New student starts	22,613	24,500 - 25,500	11%
Revenue	$607.4	$705 - 715	17%
Net Income	$12.3	$34 - 38	193%
Diluted EPS	$0.13	$0.53 - 0.58	323%
Adjusted EBITDA(1)	$64.2	$98 - 102	56%
Adjusted free cash flow(1)(3)	$49.1	$62 - 66	30%

(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     Fiscal 2023 reflects UTI results for the full year and Concorde results beginning December 1, 2022. Total company year-over-year comparisons are shown on an "as-reported basis."
(3)    Includes $56.7 million of total capex for FY2023, including the purchase of three buildings and land at the Orlando, FL campus, incremental investments for the Austin, TX and Miramar, FL campuses, program expansions, and a consistent level of annual maintenance capex. For FY 2024, assumes $28 million to $31 million of total capex, including incremental investments for program expansions and maintenance capex equal to approximately 2% of revenue.
(4)    Year-over-year growth percentages are calculated using the fiscal 2024 guidance midpoint.

For the Company's most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2023 fourth quarter ended September 30, 2023, on Wednesday, November 15, 2023 at 4:30 pm EST.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through November 29, 2023, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 7467464.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

For fiscal 2022, the Company defined adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for items not considered as part of the Company's normal recurring operations. Starting in fiscal 2023, the Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. Prior year amounts have been restated to include an adjustment for stock-based compensation expense.
Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Adjusted Net Income (Loss)

The Company defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

We disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes, without limitation, acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, start-up costs associated with new campus openings and other program expansion, stock-based compensation expense, costs related to the purchase of our campuses, lease accounting adjustments resulting from the purchase of our campuses and our campus consolidation efforts, intangible asset impairment charges, and payments of severance expense for the CEO transition. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2024 guidance for new student start growth (decline), revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions, including, without limitation, Concorde Career Colleges, Inc.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the impact of certain holders of our Series A Preferred Stock owning a significant percentage of our capital stock, their ability to influence and control certain corporate matters and the potential for future dilution to holders of our common stock; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.
Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Executive Vice President & Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534

Investor Relations Contact:
Matt Glover or Jackie Keshner
Gateway Group, Inc.
(949) 574-3860
UTI@gatewayir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues	$170,298	$110,638	$607,408	$418,765
Operating expenses:
Educational services and facilities	93,155	56,907	329,870	207,233
Selling, general and administrative	66,804	50,266	256,139	189,158
Total operating expenses	159,959	107,173	586,009	396,391
Income from operations	10,339	3,465	21,399	22,374
Other (expense) income:
Interest income	1,601	419	5,861	507
Interest expense	(2,639)	(751)	(9,656)	(2,002)
Other income	(57)	(102)	483	(438)
Total other (expense) income, net	(1,095)	(434)	(3,312)	(1,933)
Income before income taxes	9,244	3,031	18,087	20,441
Income tax (expense) benefit	(2,541)	(202)	(5,765)	5,407
Net income	6,703	2,829	12,322	25,848
Preferred stock dividends	(1,278)	(1,246)	(5,069)	(5,159)
Income available for distribution	5,425	1,583	7,253	20,689
Income allocated to participating securities	(2,025)	(594)	(2,712)	(7,847)
Net income available to common shareholders	$3,400	$989	$4,541	$12,842

Earnings per share:
Net income per share - basic	$0.10	$0.03	$0.13	$0.39
Net income per share - diluted	$0.10	$0.03	$0.13	$0.38

Weighted average number of shares outstanding:
Basic	34,070	33,769	33,985	33,218
Diluted	34,824	34,279	34,479	33,743

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	September 30, 2023	September 30, 2022
Assets
Cash and cash equivalents	$151,547	$66,452
Restricted cash	5,377	3,544
Held-to-maturity investments	—	28,918
Receivables, net	25,161	16,450
Notes receivable, current portion	5,991	5,641
Prepaid expenses	9,412	6,139
Other current assets	7,497	8,809
Total current assets	204,985	135,953
Property and equipment, net	266,346	214,292
Goodwill	28,459	16,859
Intangible assets, net	18,975	14,215
Right-of-use assets for operating leases	176,657	132,038
Notes receivable, less current portion	30,672	30,231
Deferred tax assets	3,768	3,365
Other assets	10,823	5,958
Total assets	$740,685	$552,911
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$69,941	$66,680
Deferred revenue	85,738	54,223
Operating lease liability, current portion	22,481	12,959
Long-term debt, current portion	2,517	1,115
Other current liabilities	4,023	2,745
Total current liabilities	184,700	137,722
Operating lease liability	165,026	129,302
Long-term debt	159,600	66,423
Deferred tax liabilities	663	—
Other liabilities	4,729	4,067
Total liabilities	514,718	337,514
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 34,157 and 33,857 shares issued, and 34,075 and 33,775 shares outstanding as of September 30, 2023 and 2022, respectively	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 676 shares of Series A Convertible Preferred Stock issued and outstanding as of September 30, 2023 and 2022, liquidation preference of $100 per share	—	—
Paid-in capital - common	151,439	148,372
Paid-in capital - preferred	66,481	66,481
Treasury stock, at cost, 82 shares as of September 30, 2023 and 2022, respectively	(365)	(365)
Retained earnings (deficit)	5,946	(1,307)
Accumulated other comprehensive income	2,463	2,213
Total shareholders’ equity	225,967	215,397
Total liabilities and shareholders’ equity	$740,685	$552,911

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$12,322	$25,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,215	16,884
Amortization of right-of-use assets for operating leases	20,604	15,893
Intangible asset impairment expense	—	2,000
Bad debt expense	3,319	2,510
Stock-based compensation	3,848	4,337
Deferred income taxes	4,636	(6,014)
Unrealized gain (loss) on interest rate swap, net of taxes	250	2,492
Other, net	1,651	843
Changes in assets and liabilities:
Accounts and notes receivables	(5,726)	816
Prepaid expenses and other current assets	(2,013)	(1,737)
Accounts payable, accrued expenses and other current liabilities	(5,885)	7,337
Deferred revenue	11,370	(5,268)
Operating lease liability	(20,474)	(13,952)
All other assets and liabilities	31	(5,958)
Net cash provided by operating activities	49,148	46,031
Cash flows from investing activities:
Purchase of property and equipment	(56,685)	(79,450)
Purchase of held-to-maturity investments	—	(28,821)
Proceeds received upon maturity of investments	29,000	—
Cash paid for acquisitions, net of cash acquired	(16,381)	(26,514)
Return of capital contribution from unconsolidated affiliate	—	188
Net cash used in investing activities	(44,066)	(134,597)
Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	89,484	37,622
Payment of preferred stock cash dividend	(5,069)	(5,159)
Payment of term loans and finance leases	(1,788)	(19,227)
Payment of payroll taxes on stock-based compensation through shares withheld	(781)	(651)
Net cash provided by financing activities	81,846	12,585
Change in cash, cash equivalents and restricted cash	$86,928	$(75,981)
Cash and cash equivalents, beginning of period	$66,452	$133,721
Restricted cash, beginning of period	3,544	12,256
Cash, cash equivalents and restricted cash, beginning of period	$69,996	$145,977
Cash and cash equivalents, end of period	$151,547	$66,452
Restricted cash, end of period	5,377	3,544
Cash, cash equivalents and restricted cash, end of period	$156,924	$69,996

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	6,500	3,892	10,392	5,965	—	5,965
Year-over-year growth (decline)	9.0%	—%	74.2%	(3.2)%		(3.2)%
Average undergraduate full-time active students	12,883	8,008	20,891	12,709	—	12,709
Year-over-year growth (decline)	1.4%	—%	64.4%	4.5%		4.5%
End of period undergraduate full-time active students	14,833	8,369	23,202	14,380	—	14,380
Year-over-year growth (decline)	3.2%	—%	61.3%	5.1%		5.1%

	Year Ended September 30, 2023			Year Ended September 30, 2022
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	14,181	8,432	22,613	13,374	—	13,374
Year-over-year growth (decline)	6.0%	—%	69.1%	2.7%		2.7%
Average undergraduate full-time active students	12,614	7,654	20,268	12,838	—	12,838
Year-over-year growth (decline)	(1.7)%	—%	57.9%	11.7%		11.7%
End of period undergraduate full-time active students	14,833	8,369	23,202	14,380	—	14,380
Year-over-year growth (decline)	3.2%	—%	61.3%	5.1%		5.1%

Financial Summary by Segment and Consolidated

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$115,332	$54,966	$—	$170,298	$110,638	$—	$—	$110,638
Total operating expenses	97,405	51,837	10,717	159,959	96,397	—	10,776	107,173
Net income (loss)	16,486	3,169	(12,952)	6,703	13,511	—	(10,682)	2,829

	Twelve Months Ended September 30, 2023				Twelve Months Ended September 30, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$429,317	$178,091	$—	$607,408	$418,765	$—	$—	$418,765
Total operating expenses	373,638	167,558	44,813	586,009	354,394	—	41,997	396,391
Net income (loss)	51,241	10,700	(49,619)	12,322	62,460	—	(36,612)	25,848

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$44,375	$27,507	$4,162	$76,044
Bonus expense	4,430	742	2,333	7,505
Stock-based compensation	(107)	—	140	33
Total compensation and related costs	$48,698	$28,249	$6,635	$83,582

Advertising and marketing expense	$11,935	$5,786	$—	$17,721
Occupancy expense, net of subleases	8,090	5,982	157	14,229
Depreciation and amortization	6,124	439	3	6,566
Professional and contract services expense	2,922	399	2,030	5,351

	Three Months Ended September 30, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$43,178	$—	$4,915	$48,093
Bonus expense	2,988	—	693	3,681
Stock-based compensation	261	—	803	1,064
Total compensation and related costs	$46,427	$—	$6,411	$52,838

Advertising and marketing expense	$14,148	$—	$—	$14,148
Occupancy expense, net of subleases	8,340	—	152	8,492
Depreciation and amortization	4,743	—	16	4,759
Professional and contract services expense	2,502	—	2,222	4,724

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Twelve Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$178,515	$89,639	$18,869	$287,023
Bonus expense	13,284	2,594	5,141	21,019
Stock-based compensation	1,069	—	2,779	3,848
Total compensation and related costs	$192,868	$92,233	$26,789	$311,890

Advertising and marketing expense	$52,809	$19,358	$—	$72,167
Occupancy expense, net of subleases	31,442	19,626	593	51,661
Depreciation and amortization	21,113	4,077	25	25,215
Professional and contract services expense	11,856	1,039	9,110	22,005

	Twelve Months Ended September 30, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$162,537	$—	$18,532	$181,069
Bonus expense	13,020	—	3,644	16,664
Stock-based compensation	888	—	3,524	4,412
Total compensation and related costs	$176,445	$—	$25,700	$202,145

Advertising and marketing expense	$54,501	$—	$—	$54,501
Occupancy expense, net of subleases	36,059	—	663	36,722
Depreciation and amortization	16,822	—	62	16,884
Professional and contract services expense	9,176	—	10,157	19,333

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$16,486	$3,169	$(12,952)	$6,703
Interest expense (income), net	1,468	(40)	(390)	1,038
Income tax expense	—	—	2,541	2,541
Depreciation and amortization	6,124	439	3	6,566
EBITDA	24,078	3,568	(10,798)	16,848
Acquisition related costs	—	—	56	56
Integration related costs for acquisitions	110	241	858	1,209
Stock-based compensation expense	(107)	—	140	33
Start-up costs for new campuses and program expansion	845	178	—	1,023
Adjusted EBITDA, non-GAAP	$24,926	$3,987	$(9,744)	$19,169

	Three Months Ended September 30, 2022
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$13,511	$—	$(10,682)	$2,829
Interest expense (income), net	749	—	(418)	331
Income tax expense	—	—	202	202
Depreciation and amortization	4,743	—	16	4,759
EBITDA	19,003	—	(10,882)	8,121
Acquisition related costs	—	—	1,016	1,016
Integration related costs for acquisitions	788	—	—	788
Stock-based compensation expense	261	—	803	1,064
Start-up costs for new campuses and program expansion	1,711	—	—	1,711
Facility lease accounting adjustments	397	—	—	397
Intangible asset impairment	2,000	—	—	2,000
Adjusted EBITDA, non-GAAP	$24,160	$—	$(9,063)	$15,097

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Twelve Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$51,241	$10,700	$(49,619)	$12,322
Interest expense (income), net	4,682	(167)	(720)	3,795
Income tax expense	—	—	5,765	5,765
Depreciation and amortization	21,113	4,077	25	25,215
EBITDA	77,036	14,610	(44,549)	47,097
Acquisition related costs	—	—	2,374	2,374
Integration related costs for acquisitions	592	1,084	2,838	4,514
Stock-based compensation expense	1,069	—	2,779	3,848
Start-up costs for new campuses and program expansion	5,810	602	—	6,412
Adjusted EBITDA, non-GAAP	$84,507	$16,296	$(36,558)	$64,245

	Twelve Months Ended September 30, 2022
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$62,460	$—	$(36,612)	$25,848
Interest expense (income), net	1,995	—	(500)	1,495
Income tax benefit	—	—	(5,407)	(5,407)
Depreciation and amortization	16,822	—	62	16,884
EBITDA	81,277	—	(42,457)	38,820
Acquisition related costs	—	—	4,239	4,239
Integration related costs for acquisitions	1,691	—	—	1,691
Stock-based compensation expense	888	—	3,449	4,337
Start-up costs for new campuses and program expansion	9,177	—	—	9,177
Facility lease accounting adjustments	(64)	—	—	(64)
Intangible asset impairment	2,000	—	—	2,000
Adjusted EBITDA, non-GAAP	$94,969	$—	$(34,769)	$60,200

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$6,703	$2,829	$12,322	$25,848
Add back: Income tax expense (benefit)	2,541	202	5,765	(5,407)
Income before income taxes	9,244	3,031	18,087	20,441
Adjustments:
Acquisition related costs	56	1,016	2,374	4,239
Integration costs	1,209	788	4,514	1,691
Intangible asset impairment	—	2,000	—	2,000
Facility lease accounting adjustments	—	397	—	(64)
Start-up costs for new campus and program expansion	1,023	1,711	6,412	9,177
Adjusted income before income taxes	11,532	8,943	31,387	37,484
Income tax effect: (expense)(1)	(3,125)	(935)	(9,102)	(1,983)
Adjusted net income, non-GAAP	$8,407	$8,008	$22,285	$35,501

GAAP effective income tax rate(1)	27.1%	10.5%	29.0%	5.3%

(1) The GAAP effective tax rate for the twelve months ended September 30, 2022 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance, both of which created a net tax benefit for the period. The GAAP effective tax rate for the three months ended September 30, 2022 has been adjusted to reflect the normalized annual rate excluding the items noted in the twelve month rate.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Twelve Months Ended September 30,
	2023	2022
Net cash provided by operating activities, as reported	$49,148	$46,031
Purchase of property and equipment	(56,685)	(79,450)
Free cash flow, non-GAAP	(7,537)	(33,419)
Adjustments:
Purchase of Orlando, FL campus buildings	26,156	—
Purchase of Lisle, IL campus	—	28,680
Acquisition related costs paid	2,347	3,923
Integration costs paid	3,697	1,436
Cash outflow for acquisition integration property and equipment	831	—
Cash outflow for start-up costs for new campuses and program expansion	6,412	5,136
Cash outflow for property and equipment for new campuses and program expansion	17,183	28,579
Facility lease accounting adjustments	—	575
Severance payment due to CEO transition	—	32
Adjusted free cash flow, non-GAAP	$49,089	$34,942

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2024 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2024 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2024 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2024 Guidance

Twelve Months Ended
September 30,
2024
Net income	~$36,000
Interest (income) expense, net	~4,600
Income tax expense	~15,400
Depreciation and amortization	~30,000
EBITDA	~86,000
Integration related costs for acquisitions	~5,500
New campus & program expansion start-up costs	~1,500
Stock-based compensation	~7,000
Adjusted EBITDA, non-GAAP	~$100,000
FY 2024 Guidance Range	$98,000 - 102,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2024 Guidance

Twelve Months Ended
September 30,
2024
Net cash provided by operating activities	~$84,500
Purchase of property and equipment	~(30,000)
Free cash flow, non-GAAP	~54,500
Adjustments:
Integration related costs for acquisitions	~5,500
Cash outflow for acquisition integration property and equipment	~200
New campus & program expansion start-up costs	~1,500
Cash outflow for new campus & program expansion property and equipment	~2,300
Adjusted free cash flow, non-GAAP	~$64,000
FY 2024 Guidance Range	$62,000 - 66,000